Exhibit 10.24

DDS TECHNOLOGIES USA, INC.

STOCK OPTION PLAN

SECTION 1. PURPOSE

The purpose of the Stock Option Plan (the “Plan”) of DDS Technologies USA, Inc., a Nevada corporation (the “Company”), is to enable the Company to attract, retain and motivate key employees responsible for the success and growth of the Company and its subsidiaries by offering selected officers and other key employees, directors and advisors of the Company and its Subsidiaries an opportunity to purchase Shares of Company Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include NQSOs, as well as ISOs intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Certain capitalized terms used in this Plan are defined in Section 2.

SECTION 2. DEFINITIONS

a. “Board” means the Board of Directors of the Company.

b. “Cause” has the meaning ascribed to the term in an Optionee’s Employment Agreement, if any exists. In the absence of an applicable Employment Agreement, “Cause” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, (iii) negligence or misconduct in the performance of Optionee’ s duties or (iv) material breach of the Optionee’s obligations under any agreement or arrangement with the Company, a Subsidiary or any affiliate thereof.

c. “Change In Control” means:

i. the sale, exchange, transfer or other disposition of 50% or more in value of the assets of the Company to another Person or entity, except to an entity controlled directly or indirectly by the Company; or

ii. the merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity and in which the hertoric shareholders of the Company continue to own less than 50% of the outstanding securities of the acquiror immediately following the transaction, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted.

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred for purposes of this Plan (1) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and the Optionee, alone or with other officers of the Company, or any entity in which the Optionee (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest; or (2) in a transaction otherwise commonly referred to as a “management leveraged buy-out.”

d. “Committee” means a committee of the Board, as described in Section 3(a).

e. “Consultant” means a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

f. “Director” means a member of the Board.

g. “Disability” has the meaning ascribed to the term in an Optionee’s Employment Agreement, if any exists. In the absence of an applicable Employment Agreement, “Disability” means a permanent disability within the meaning of Section 22(e)(3) of the Code.

h. “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

i. “Employment Agreement” means, for any Optionee, an employment agreement between the Optionee and the Company or any Subsidiary in effect at the time of the grant of an Option under the Plan.

j. “Exercise Price” means the amount for which one Share may be purchased when an Option is exercised, as specified by the Board in the applicable Stock Option Agreement.

k. “Fair Market Value,” as of a particular date, means:

i. if the Shares are then listed or admitted to trading on a national securities exchange or reported on NASDAQ, the closing price of a Share on the exchange or on NASDAQ as of the last trading day on which the Shares were sold or reported prior to the date of determination; or

ii. if the Shares are not then listed or admitted to trading on a national securities exchange or reported on NASDAQ, such value as the Board, acting in good faith and in its sole discretion, determines.

l. “ISO” means an employee incentive stock option described in Section 422(b) of the Code.

m. “NQSO” means a stock option not described in Section 422(b) of the Code.

n. “Option” means an ISO or NQSO granted under the Plan that entitles the holder to purchase Shares.

o. “Optionee” means a person who holds an Option.

p. “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

q. “Service” means service as an Employee, Consultant or Director.

r. “Share” means one share of Stock issuable when an Option is exercised, as adjusted in accordance with Section 8 (if applicable).

s. “Stock” means the Common Stock of the Company.

t. “Stock Option Agreement” means the agreement or other instrument between the Company and an Optionee that evidences and sets forth the terms, conditions and restrictions pertaining to Optionee’s Option.

u. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of that date.

SECTION 3. ADMINISTRATION

a. Committees of the Board. The Plan may be administered by one or more Committees. A Committee will consist of one or more members of the Board, and will have the authority and be responsible for those functions assigned to it by the Board. If no Committee is appointed, the entire Board will administer the Plan. Any reference to the Board in the Plan will be construed as a reference to the Committee, if any, to which the Board assigns a particular function in connection with the Plan.

b. Powers of the Board . Subject to the provisions of the Plan, the Board has the power to:

i. Determine and designate those individuals selected to receive Options, the time at which each Option will be granted, and the number of Shares subject to each Option;

ii. Determine the time and manner of exercise, the duration of the exercise periods, and the Exercise Price of the Options granted;

iii. Prescribe, amend, or rescind any rules and regulations necessary or appropriate for the administration of the Plan;

iv. Correct any defect, supply any deficiency, and reconcile any inconsistency in the Plan or in any related Option or agreement; and

v. Make other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

c. Delegation of Duties. The Board may direct appropriate officers of the Company to implement its rules, regulations and determinations and to execute and deliver on behalf of the Company such documents, forms, agreements and other instruments as are deemed by the Board to be necessary for the administration and implementation of the Plan.

d. Interpretation of Plan. The Board has the power to interpret and construe the Plan and all related Options and agreements. All decisions, interpretations and determinations of the Board with respect to the Plan will be final and binding on all Optionees and all persons deriving their rights from Optionees.

e. Indemnification. Each member of the Board is indemnified and held harmless by the Company against any cost or expense (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a member may have as a Director or otherwise under the by-laws of the Company or a Subsidiary, any agreement, any vote of shareholders or disinterested directors, or otherwise.

SECTION 4. ELIGIBILITY

a. General Rule. NQSOs may be granted to Employees, Consultants and Directors. Only Employees are eligible to receive ISOs.

b. Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Subsidiaries (as determined in accordance with Section 424(d) of the Code) will not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

SECTION 5. STOCK SUBJECT TO PLAN

a. Basic Limitation. The aggregate number of Shares that may be issued under the Plan on exercise of Options must not exceed 3,000,000 Shares, subject to adjustment pursuant to Section 8. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The number of Shares that are subject to Options outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, at all times will reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

b. Additional Shares. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminates, the Shares allocable to the unexercised portion of that Option again will be available for purposes of the Plan. If Shares issued under the Plan are reacquired by the Company, those Shares again will be available for purposes of the Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

a. Stock Option Agreement. Each grant of an Option under the Plan will be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option will be subject to terms and conditions that are consistent with the Plan and that the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of Stock Option Agreements entered into under the Plan need not be identical.

b. Number of Shares. Each Stock Option Agreement will specify the number of Shares that are subject to the Option and will provide for the adjustment of that number in accordance with Section 8. The Stock Option Agreement also will specify whether the Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be an NQSO.

c. Exercise Price. Each Stock Option Agreement will specify the Exercise Price. The Exercise Price under any Option will be determined by the Board in its sole discretion, except that the Exercise Price of ISOs may not be less than 100% of the Fair Market Value of a Share on the date of grant, and any higher percentage required by Section 4(b).

d. Limitation on Amount. To the extent that the aggregate Fair Market Value (determined with respect to each ISO as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all Plans of the Company and its Subsidiaries) exceeds $100,000, the option or portions of the option that exceed the limit (according to the order in which they were granted) will be treated as NQSOs. No individual Optionee may receive an Option grant for more than 1,000,000 Shares in any calendar year.

e. Withholding Taxes. As a condition to the exercise of an Option, the Optionee will make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise. The Optionee also will make such arrangements as the Board of Directors may require for the satisfaction of any withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

f. Exercisability. Each Stock Option Agreement will specify when all or any installment of the Option becomes exercisable. The exercisability provisions of any Stock Option Agreement will be determined by the Board in its sole discretion. Exercisability may be based on performance criteria.

g. Accelerated Exercisability. Unless the applicable Stock Option Agreement provides otherwise, if the Company is subject to a Change in Control before the Optionee’s Service terminates, all of an Optionee’s Options will become exercisable in full, subject to such terms and conditions as the Board, in its sole discretion, deems appropriate.

h. Basic Term. The Stock Option Agreement will specify the term of the Option. The Board in its sole discretion may determine when an Option is to expire, except that the term may not exceed 10 years from the date of grant, and any shorter term required by Section 4(b).

i. Nontransferability. No Option may be transferred by the Optionee other than by beneficiary designation, will or the laws of descent and distribution, except as may otherwise be determined by the Board with respect to NQSOs only. An Option may be exercised during the lifetime of the Optionee only by the Optionee or, with respect to NQSOs only, by the Optionee’s guardian or legal representative, by any permitted transferee of the Optionee or by that permitted transferee’s guardian or legal representative. No Option or interest in it may be pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

j. Termination of Service (Except by Death). Unless otherwise provided in an Optionee’s Stock Option Agreement, if an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options will expire on the earliest of the following:

i. The expiration date determined pursuant to subsection (h) above;

ii. The date 90 days after the date of the termination of the Optionee’s Service for any reason other than Cause or Disability, or a later date as the Board may determine;

iii. The date of the termination of the Optionee’s Service for Cause, or a later date as the Board may determine; or

iv. The date 12 months after the termination of the Optionee’s Service by reason of an Optionee’s Disability.

The Optionee may exercise all or part of his or her Options at any time before the expiration of the Options under this subsection, but only to the extent that the Options had become exercisable before the date the Optionee’s Service terminated (or became exercisable as a result of the termination). The balance of the Options will lapse when the Optionee’s Service terminates. If the Optionee dies after the termination of his or her Service but before the expiration of the Optionee’s Options, all or part of the Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination). For purposes of this subsection (j), date of termination means the date the Optionee is given notice of termination by the Company.

k. Leaves of Absence. For purposes of subsection (j) above, Service will be deemed to continue while the Optionee is on a bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of the leave or by applicable law (as determined by the Company).

l. Death of Optionee. If an Optionee dies while in Service, then his or her Options expire on the earlier of the following dates:

i. The expiration date determined pursuant to subsection (h) above; or

ii. The date 12 months after the Optionee’s death.

At any time before the expiration of the Options under the preceding sentence, all or part of the Optionee’s Options may be exercised by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s death or became exercisable as a result of death. The balance of the Options will lapse when the Optionee dies.

m. No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, has no rights as a shareholder with respect to any Shares covered by an Option prior to the date of issuance to the Optionee or transferee of a certificate or certificates for the Shares.

n. Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board may modify or extend outstanding Options. However, without the consent of the Optionee, no modification may impair the Optionee’s rights or increase the Optionee’s obligations under the Option.

o. Restrictions on Transfer of Shares. Any Shares issued on exercise of an Option will be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. These restrictions will be set forth in the applicable Stock Option Agreement and will apply in addition to any restrictions that may apply to holders of Shares generally. The Company will be under no obligation to sell or deliver Shares on exercise of Options under the Plan unless the Optionee executes an agreement giving effect to the restrictions in the form prescribed by the Company.

p. Additional Grants. If otherwise eligible, an Optionee may be granted an additional Option or Options under this Plan or any other share option or purchase plan of the Company.

q. Cancellation and New Options. The Board has the authority to grant to the holder of an outstanding Option, in exchange for the surrender and cancellation of that Option, a new Option having a purchase price lower than provided in the Option surrendered and canceled and containing other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.

r. Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Board establishes and communicates to the Optionee at the time that the offer is made.

SECTION 7. PAYMENT FOR SHARES

a. General Rule. The entire Exercise Price of Shares issued under the Plan is payable in cash or cash equivalents when the Shares are purchased.

b. Surrender of Stock. To the extent a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. These Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date when the Option is exercised. Unless the Board of Directors otherwise determines, the Optionee will not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

c. Promissory Note. To the extent that a Stock Option Agreement so provides, all or a portion of the Exercise Price of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares will be pledged as a security for payment of the principal amount of the promissory note and interest on it. The interest rate payable under the terms of the promissory note will not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) will specify the term, interest rate, amortization requirements (if any) and other provisions of the note.

d. Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

e. Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8. ADJUSTMENT OF SHARES

a. General. If the outstanding shares of Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the Board may make such appropriate and proportionate adjustments as it deems necessary or appropriate in one or more of (i) the number of Shares specified in Section 5, (ii) the number of Shares covered by each outstanding Option and (iii) the Exercise Price under each outstanding Option.

b. Mergers and Consolidations. In the event that the Company is a party to a merger, consolidation or other reorganization, the Board may provide that outstanding Options will be subject to the agreement of merger, consolidation or other reorganization, which agreement, without the Optionees’ consent, may provide for the cancellation of each outstanding Option after payment to the Optionee of an amount in cash or cash equivalents equal to (i) the Fair Market Value of the Shares subject to the Option at the time of the merger, consolidation or other reorganization minus (ii) the Exercise Price of the Shares subject to the Option.

c. Reservation of Rights. Except as provided in this Section, an Optionee has no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, will not affect the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. CONDITIONS UPON ISSUANCE OF SHARES

a. Securities Law Requirements. Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated under it, state and federal securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities then may be traded.

b. Investment Representations. As a condition to the exercise of an Option, the Board may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

c. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, will relieve the Company of any liability in respect of the failure to issue or sell those Shares as to which the requisite authority has not been obtained.

SECTION 10. NO RETENTION RIGHTS

Nothing in the Plan or in any Option granted under the Plan will confer on the Optionee any right to continue in Service for any period of time or will interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary) or of the Optionee, which rights are expressly reserved by each, to terminate his or her Service at any time and for any reason.

SECTION 11. DURATION AND AMENDMENTS

a. Term of the Plan. Subject to the approval of the Company’s shareholders, the Plan is effective on the date of its adoption by the Board. If the shareholders fail to approve the Plan, any grants of Options that already have occurred will be rescinded, and no additional grants will be made. The Plan will terminate automatically 10 years after its adoption by the Board, and may be terminated on any earlier date pursuant to subsection (b) below.

b. Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason. However, any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or that materially changes the class of persons who are eligible for the grant of Options, is subject to the approval of the Company’s shareholders. Shareholder approval will not be required for any other amendment of the Plan.

c. Effect of Amendment or Termination. No Shares will be issued or sold under the Plan after its termination, except on exercise of an Option granted prior to the termination. No amendment, suspension, or termination of the Plan will, without the consent of the holder, alter or impair any rights or obligations under any Option previously granted under the Plan.

SECTION 12. APPLICABLE LAW

The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the State of Nevada, other than its laws regarding choice of law.

SECTION 13. EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute it as of, April 12, 2006, the date of such adoption by the Board.

DDS TECHNOLOGIES USA, INC.

By:	/s/ Spencer L. Sterling

Title:	President and Chief Executive Officer